UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 May 5, 2000
            Date of Report (Date of earliest event reported)


                    Golden Triangle Industries, Inc.
         (Exact name of registrant as specified in its charter)

                                     0-8301
                              (Commission File No.)

      Colorado                                              25-302097
State or other jurisdiction                               (IRS Employer
   of incorporation)                                         Id. No.)


 6314 Aspen Cove Court Sugar Land, TX                        77479
(Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code (281) 565-7300;
                                               fax (281) 565-7301

                                    1

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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

GTII has entered into an agreement for simultaneous transactions, subject to approval by the stockholders of GTII: the acquisition of the Whitemark Homes, Inc., a privately held entity, and the disposition of essentially all of the operating assets of GTII. The disposition and acquisition will be accomplished as follows:

1. Kenneth Owens, President of GTII, will relinquish all of his preferred shares of GTII to the Company (39,916 preferred shares convertible to 399,160 common shares, representing 34% ownership of GTII). He will retain ownership of his common shares (about 3% of the Company). In return for relinquishing 70% of his GTII preferred shares, Kenneth Owens will receive a portion of GTII's assets and liabilities valued at a net book value of approximately $4,190,229 determined by the December 31, 1999 financial statements. The assets include the oil and gas properties and the Altair property. In addition, for the other 30% of his preferred shares being relinquished he will receive 60% ownership of a GTII subsidiary Company (GTII will own 40% of the subsidiary Company).

2. Larry White will undertake the process of consolidating all of his holdings in the Whitemark Homes Group into Whitemark Homes, Inc. The Company will then issue 533,760 restricted common shares of GTII to Larry White for total ownership of Whitemark Homes, Inc., an entity with an estimated fair market value of $6,500,000. The number of shares to be issued to Larry White is based on the book value of Whitemark. At the end of 1999, Whitemark reported assets of $8,487,887, revenues of $13,395,922 and net income of $401,129. (Combined unaudited financial statements for Whitemark Homes Group, along with a discussion by Whitemark's management of those financial statements, selected financial data for the last five years, and other pro forma combined financial information are presented below as part of this proxy material.) The two parts of this transaction, i.e., the transaction with Kenneth Owens and the transaction with Larry White, are each conditional upon completion of the other. One will not be consummated without the other.

This transaction will result in a change in control in GTII. Larry White will own approximately 41% of the Company after the change in control (see resume of Larry White under Election of Directors). The accounting treatment of this transaction will be as a purchase.

There will be no material differences in the rights of security holders as a result of this purchase, and no tax consequences will be realized to current shareholders because of this purchase. Shareholders' stock positions will not change as a result of this transaction.

                   Description of Whitemark Homes, Inc.

Whitemark Homes, Inc. is based in Orlando, Florida, and has been in the business of high quality residential developments and construction for the past eighteen years. Whitemark uses the latest technology and proven construction methods to insure their homes are of the highest quality. This is evidenced by: (1) a Customer Service Award issued by the Bonded Builders Home Warranty Association stating "Bonded Builders is proud to recognize Whitemark Homes as one of Florida's finest builders for the distinction of being claims free for 1998"; (2) Member in Good Standing

                                    2

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issued by the National Association of Home Builders; and (3) Homeowner
Evaluation forms and letters showing the satisfaction of customers. Due to the Company's in-depth construction expertise, a range of construction methods are utilized, given the desires of the customer and the building plan requirements. Besides being one of Orlando's premier home builders, for both custom and affordable homes, Whitemark also develops many of its own residential communities. As a developer/builder, great care and attention is given to preserving the natural setting of the land during the land planning and construction stages. Each lot is carefully cleared in order to keep as many trees and natural vegetation as possible. Whitemark's attention to detail and fine craftsmanship has garnered them many national, regional, and local awards including: East and Pacific Builders "Gold Nugget Awards," Southeast Builders' Conference "Aurora Award," Home Builders' Association of Mid-Florida "Parade of Homes Winners," and Orlando's "Choice Awards Winners." Whitemark's short-term plans include expansion into the Texas and North Carolina markets, with long-term plans including expansion nationwide.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    Exhibit A.    Acquisition and disposition agreement.

    Exhibit B.    Pro forma combined financial statements.

    Exhibit C.    Financial statements of assets to be disposed of in
                  this transaction.

    Exhibit D.    Selected financial data for Whitemark Homes Group.

    Exhibit E.    Audited financial statements of Whitemark Homes Group



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GOLDEN TRIANGLE INDUSTRIES, INC.


 May 22, 2000                           /s/ Robert B. Early
                                        Robert B. Early
                                        Chief Financial Officer


                                    3

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                                EXHIBIT A


                 REORGANIZATION AND ACQUISITION AGREEMENT

This reorganization agreement entered into this 1st day of April 2000, by, between and among Golden Triangle Industries, Inc. (GTII), a Colorado corporation and Whitemark Homes, Inc. (WHI), a Florida corporation.

                                 RECITALS

Whereas, GTII seeks a business entity with which to merge.

Whereas, WHI seeks to merge with a company subject to section 12g of the Securities Exchange Act of 1934.

Whereas, GTII and WHI desire to merge with WHI becoming a wholly owned subsidiary of GTII.

                                AGREEMENT

Now, therefore, in consideration of the mutual consideration, covenants, agreements, representations and warranties the parties hereby agree as follows:

1. Merger and Exchange of Shares: GTII agrees to issue 533,760 shares of GTII's common stock to Larry White the sole stockholder of WHI in exchange for all of the issued and outstanding capital stock of WHI. WHI will retain its corporate identity and become a wholly owned subsidiary of GTII.

2. It is the intent of this Reorganization Agreement for GTII to become a home builder by exchanging certain assets and liabilities to Kenneth Owens for his preferred stock ownership. The Altair assets and liabilities plus all oil and gas assets and applicable liabilities will be exchanged effective April 1, 2000. Other assets and liabilities not desired or needed by Whitemark Homes, Inc. will be exchanged as soon as possible and shall be completed no later than December 31, 2000. The other remaining assets and liabilities not exchanged at April 1, 2000 will be maintained in subsidiary companies of GTII controlled by Kenneth Owens who will own 60% of the subsidiaries and GTII will own 40%. A separate Board of Directors and officers will be appointed by Kenneth Owens to manage and operate these companies.

3. Exemption from Registration: The Parties hereto intend that the exchange of shares shall be exempt from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) of the 1933 Act and the rules and regulation promulgated thereunder and exempt from the registration requirements of the applicable states.. As of the date hereof, Larry White is the sole owner of 100% of the WHI Common Stock and all such securities are free and clear of all liens, encumbrances and restrictions of any nature whatsoever.




                                    A1

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4.  Expenses:  Each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the consummation of this Agreement, including without limiting the generality of the foregoing fees and expenses of financial consultants accountants and legal counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

5. Closing: The Closing of the Transactions contemplated by this Agreement shall take place at 1:00 p.m. on the day after all Parties have supplied the required documents and obtained the required approvals as discussed herein. Closing shall take place at such place, as the Parties hereto shall agree upon or by FAX and Federal Express.

6. Exhibits: All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in entirety

7. Governing Law: This Agreement shall be governed by and construed in accordance with the internal laws of the state of Colorado.

8. Notices: All notices requests instruction or other documents to be give hereunder shall be in writing and sent by registered mail to the Parties at addresses first appearing herein.

9. Counterparts: This Agreement may be executed in duplicate facsimile counterparts each of which shall be deemed any original and together shall constitute on and the same binding Agreement with one counterpart being delivered to each party hereto.


In witness whereof the foregoing Reorganization Agreement having been duly approved and adopted by the Board of Directors and duly approved and adopted by the stockholders of the constituent corporations as required in the manner provided by the laws of the state of Colorado, the Chairman of the Board, the President of said corporation and the Shareholders of WHI do now execute this Reorganization Agreement under the respective seals of said corporation by the authority of the directors and stockholders of each as required as the act, deed and agreement of each of said corporation.

Golden Triangle Industries, Inc.                Whitemark Homes, Inc.

/s/ KENNETH OWENS                               /s/ LARRY WHITE
Kenneth Owens, President and                    Larry White, President and
Chairman of the Board                           Chairman of the Board

Date:  May 5, 2000                              Date:  May 5, 2000






                                    A2

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                                  EXHIBIT B


PRO FORMA FINANCIAL DATA REGARDING ACQUISITION OF WHITEMARK HOMES, INC.

The following tables set forth summarized historical financial statements as of December 31, 1999, adjustments to reflect the effects of the proposed acquisition of Whitemark Homes and exchange of assets to Kenneth Owens. Pro forma adjustments include the removal of the Company's oil and gas properties, the Altair property, and all of the Company's oil and gas service business. Adjustments also include estimated income taxes adjustments to reflect estimated income taxes on Whitemark Homes' earnings and anticipated reduced benefit from tax loss carry-forwards due the change in control.

                           Pro Forma Balance Sheets
                           As of December 31, 1999

                                   Historical           Pro Forma    Pro Forma
                                GTII       Whitemark   Adjustments   Combined
                            -----------  -----------  -----------  -----------
                                    ASSETS
CURRENT ASSETS:
Cash                        $    66,199  $   181,187  $        -   $   247,386
Marketable securities           270,587           -            -       270,587
Accounts & notes receivable   1,376,824      182,820   (1,372,800)     186,844
Allowance for uncollectible
    accounts                   (985,836)          -       985,836           -
Inventories                     238,930    7,696,360     (238,930)   7,696,360
Related party receivables       213,636           -      (213,636)         -
Other current assets            572,288      393,691           -       965,979
                            -----------  -----------  -----------  -----------
Total Current Assets          1,752,628    8,454,058     (839,530)   9,367,156
                            -----------  -----------  -----------  -----------
FIXED ASSETS:
Property & equipment          2,677,531       60,682   (2,482,548)     255,665
Oil & Gas properties          2,466,479           -    (2,466,479)          -
Accumulated depreciation &
    depletion                (1,287,649)     (26,853)   1,286,284      (28,218)
                            -----------  -----------  -----------  -----------
Net Fixed Assets              3,856,361       33,829   (3,662,743)     227,447
                            -----------  -----------  -----------  -----------
OTHER ASSETS:
Related party receivables       302,295           -      (302,295)          -
Accounts & notes receivable-
   Long-term                    328,024           -      (196,814)     131,210
Other assets                    142,458           -       (16,152)     126,306
                            -----------  -----------  -----------  -----------
Total Other Assets              772,777           -      (515,261)     257,516
                            -----------  -----------  -----------  -----------

TOTAL ASSETS                $ 6,381,766  $ 8,487,887  $(5,017,534) $ 9,852,119
                            ===========  ===========  ===========  ===========

                                    B2

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                                   Historical           Pro Forma    Pro Forma
                                GTII       Whitemark   Adjustments   Combined
                            -----------  -----------  -----------  -----------

                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts & notes payable    $   334,027  $ 7,598,428  $  (334,027) $ 7,598,428
Other current liabilities        11,050      226,977           -       238,027
Related party debt                   -        37,975           -        37,975
                            -----------  -----------  -----------  -----------
Total Current Liabilities       345,077    7,863,380     (334,027)   7,874,430
                            -----------  -----------  -----------  -----------
STOCKHOLDERS' EQUITY:
Preferred stock:
Class A                             106           -            -           106
Class B                           4,044           -        (3,992)          52
Common stock                        761          100          434        1,295
Other stockholders' equity    7,603,238       99,684   (4,155,226)   3,547,696
Retained earnings            (1,571,460)     524,723     (524,723)  (1,571,460)
                            -----------  -----------  -----------  -----------
Total Stockholders' Equity    6,036,689      624,507   (4,683,507)   1,977,689
                            -----------  -----------  -----------  -----------
TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY        $ 6,381,766  $ 8,487,887  $(5,017,534) $ 9,852,119
                            ===========  ===========  ===========  ===========


                                    B3

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                         Pro Forma Income Statements
                     For the Year Ended December 31, 1999

                                   Historical          Pro Forma    Pro Forma
                                GTII      Whitemark   Adjustments   Combined
                            -----------  -----------  -----------  -----------
Net sales & revenue         $ 2,337,162  $13,395,922  $(2,337,162) $13,395,922
Cost of goods sold            1,757,934   11,070,753   (1,757,934)  11,070,753
                            -----------  -----------  -----------  -----------
Gross profit                    579,228    2,325,169     (579,228)   2,325,169

Selling, general &
administrative expenses       1,016,389    1,355,793   (1,016,389)   1,355,793
                            -----------  -----------  -----------  -----------
Income/(loss) from
    operations                 (437,161)     969,376      437,161      969,376

Other income/(expense)         (481,863)    (568,246)     502,465     (547,644)
                            -----------  -----------  -----------  -----------
Income/(loss) before
    income taxes               (919,024)     401,130      939,626      421,732

Income tax expense/(benefit)   (362,809)          -       527,383      164,574
                            -----------  -----------  -----------  -----------
Net income/loss             $  (556,215) $   401,130  $   412,243  $   257,158
                            ===========  ===========  ===========  ===========
Earnings per share:
   Basic                    $     (0.89) $  4,011.30               $      0.22
   Diluted                        (0.89)    4,011.30                      0.22
Weighted average shares
   outstanding:
   Basic                        627,366          100                 1,161,126
   Diluted                      627,366          100                 1,161,126
------------------------------------------------------------------------------
                        Pro Forma Income Statement
                    Three Months Ended March 31, 2000

                                   Historical          Pro Forma    Pro Forma
                                GTII      Whitemark   Adjustments   Combined
                            -----------  ----------   -----------   ----------
Net sales & revenue         $   369,548  $2,962,814   $  (369,548)  $2,962,814
Cost of goods sold              264,527   2,492,819      (264,527)   2,492,819
                            -----------  ----------   -----------   ----------
Gross profit                    105,021     469,995      (105,021)     469,995

Selling, general &
  administrative expenses       197,903     255,056      (197,903)     255,056
                            -----------  ----------   -----------   ----------
Income from operations          (92,882)    214,939        92,882      214,939

Other income and expenses     1,319,327    (114,538)   (1,319,327)    (114,538)
                            -----------  ----------   -----------   ----------
Income/(loss) before
  income taxes                1,226,445     100,401    (1,226,445)     100,401
Income tax expense              325,803          -       (359,939)     (34,136)
                            -----------  ----------   -----------   ----------
Net income                  $   900,642  $  100,401   $  (866,506)  $  134,537
                            ===========  ==========   ===========   ==========
Earnings per share:
  Basic                     $      1.18  $ 1,004.01                 $     0.10
  Diluted                          1.18    1,004.01                       0.10
Weighted average shares
outstanding:
  Basic                         764,504         100                  1,298,264
  Diluted                       764,504         100                  1,298,264

                                    B4


Note 1: Adjustments as noted above include the removal of assets and business activities being exchanged with Kenneth Owens for his preferred stock. These business activities consist of the Company's oil and gas services, oil and gas producing properties, and the Altair property which contains the sand and gravel sales. The following unaudited financial statements for these activities were extracted from the financial statements of the Company as of the dates indicated.

Note 2: The financial statements of the Whitemark Homes Group did not include a provision for income taxes due to the nature and makeup of the entities that are to be combined into Whitemark Homes, Inc. prior to this acquisition. Adjustments include the estimation of income tax at corporate rates on the net income reported in the underlying financial statements.

                                    B5

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                                EXHIBIT C

These financial statements present the assets, liabilities, and results of operations of the business to be disposed of as part of the acquisition of Whitemark Homes.

               Balance Sheets of Assets to be Disposed of
                                                             December 31,
                                                           1999        1998
                                                       ----------  ----------
                                  ASSETS
Cash                                                   $       -   $       -
Accounts & notes receivable                             1,366,764   1,332,875
Allowance for doubtful accounts                          (985,836)         -
Inventories                                               238,930     199,296
Related party receivables                                 213,636      27,247
Other current assets                                           -       13,500
                                                       ----------  ----------
Total Current Assets                                      833,494   1,572,918
                                                       ----------  ----------
FIXED ASSETS:
Property & equipment                                    2,190,073   2,986,174
Oil & Gas properties                                    2,466,479   2,436,089
Accum. depreciation & depletion                        (1,284,237) (1,688,279)
                                                       ----------  ----------
Net Fixed Assets                                        3,372,315   3,733,984
                                                       ----------  ----------
OTHER ASSETS:
Related party receivables                                 302,295     185,209
Other assets                                               16,152      20,632
                                                       ----------  ----------
Total Other Assets                                        318,447     205,841
                                                       ----------  ----------

TOTAL ASSETS                                           $4,524,256  $5,512,743
                                                       ==========  ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURENT LIABILITIES:
Accounts & notes payable                               $  334,027  $  294,974
                                                       ----------  ----------

STOCKHOLDERS' EQUITY:
Preferred stock:
Class A                                                        -           -
Class B                                                     2,794       2,794
Common stock                                                   -           -
Other stockholders' equity                              4,187,435   5,214,975
                                                       ----------  ----------
Total Stockholders' Equity                              4,190,229   5,217,769
                                                       ----------  ----------
TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY                                   $4,524,256  $5,512,743
                                                       ==========  ==========

                                    C1

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         Statements of Operations of Business to be Disposed of

                                                  Year Ended December 31
                                              1999        1998        1997
                                           ----------  ----------  ----------
Net sales & revenue                        $2,337,162  $3,104,192  $2,452,352

Cost of goods sold                          1,757,934   1,607,921     964,104
                                           ----------  ----------  ----------
Gross profit                                  579,228   1,496,271   1,488,248

Selling, general & administrative
expenses                                    1,016,389   1,083,502     803,936
                                           ----------  ----------  ----------
Income/(loss) from operations                (437,161)    412,769     684,312

Other income and expenses                    (502,465)     15,093      28,845
                                           ----------  ----------  ----------
Income/(loss) before income taxes            (939,626)    427,862     713,157

Income tax expense/(benefit)                 (370,942)    168,910     281,538
                                           ----------  ----------  ----------
Net income/(loss)                          $ (568,684) $  258,952  $  431,619
                                           ==========  ==========  ==========
Earnings/(loss) per share
   Basic                                   $    (0.91) $     0.44  $     0.78
   Diluted                                      (0.91)       0.41        0.78

Weighted average shares outstanding:
   Basic                                      627,366     591,392     552,896
   Diluted                                    627,366     625,102     552,896



                                    C2

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                                EXHIBIT D

Selected Financial Data for Whitemark Homes Group

                                  Fiscal Years Ended December 31
                        1999        1998       1997        1996       1995
                    -----------  ---------- ----------  ----------  ----------
Operating revenues  $13,395,922  $6,751,948 $6,910,254  $3,995,941  $5,583,647

Net income/(loss)   $   401,129  $  121,072 $  152,296  $   89,064  $   (5,754)

Net income/(loss)
 per share-basic    $  4,011.29  $ 1,210.72 $ 1,522.96  $   890.64  $   (57.54)

Total assets        $ 8,487,887  $9,534,188 $6,461,276  $3,917,212  $2,474,151

Long-term debt      $        -   $       -  $       -   $       -   $       -

Book Value per
  share             $  6,245.07  $ 2,881.27 $ 2,008.80  $ 1,920.37  $ 1,245.63

Cash Dividends
  per share         $    647.00  $   358.00 $ 1,535.00  $    87.00  $   100.00


Pro forma selected financial data for the combination of GTII and Whitemark is expected to be very similar to that of Whitemark with the exception that no income taxes have been deducted on Whitemark's income in arriving at Net Income. The Net Income numbers should be adjusted by approximately 39% to arrive at Net Income after taxes.




                                    D1

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                                EXHIBIT E



                            WHITEMARK HOMES GROUP

                        COMBINED FINANCIAL STATEMENTS

                    Years Ended December 31, 1999 and 1998

                                   CONTENTS




                                                            Page

  Independent Auditors' Report                                1


  Combined Balance Sheets                                     2


  Combined Statements of Income                               3


  Combined Statements of Owners' Equity                       4


  Combined Statements of Cash Flows                           5


  Notes to Combined Financial Statements                      6










                                    E1

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                   INDEPENDENT AUDITORS' REPORT


  The Board of Directors
  Whitemark Homes Group
  Oviedo, Florida



  We have audited the accompanying combined balance sheets of Whitemark Homes Group as of December 31, 1999 and 1998, and the related combined statements of income, owners' equity, and cash flows for the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whitemark Homes Group as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.



  /s/ Michael Galloway And Company
  MICHAEL GALLOWAY AND COMPANY

  March 3, 2000



                                   E2

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                            WHITEMARK HOMES GROUP

                           COMBINED BALANCE SHEETS




                                                          December 31,
                                                       1999          1998
                                                    ----------   ----------

                        ASSETS


Land and Home Inventory                             $7,696,360   $8,513,814
Cash                                                   181,187      352,362
Accounts Receivable                                    182,820      214,201
Prepaid Expenses                                       290,583      378,729
Other Assets                                           136,937       75,082
                                                    ----------   ----------

                                                    $8,487,887   $9,534,188
                                                    ==========   ==========



         LIABILITIES AND OWNERS' EQUITY

Liabilities:

  Notes Payable                                     $6,722,484   $7,858,335
  Accounts Payable                                     875,944      737,141
  Accrued Expenses                                     226,977      410,558
  Loans from Stockholders                               37,975      240,027
                                                    ----------   ----------

          Total Liabilities                          7,863,380    9,246,061


Owners' Equity                                         624,507      288,127
                                                    ----------   ----------

                                                    $8,487,887   $9,534,188
                                                    ==========   ==========







See accompanying notes to combined financial statements.
                                      E3

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                            WHITEMARK HOMES GROUP

                        COMBINED STATEMENTS OF INCOME



                                                Year Ended December 31,
                                            1999          1998          1997
                                        -----------   -----------   -----------


Sales                                   $13,395,922   $ 6,751,948   $ 6,910,254

Cost of Sales                            11,001,118     6,012,866   (6,160,747)
                                        -----------   -----------   -----------

          Gross Profit                    2,394,804       739,082       749,507

Selling, General and Administrative
   Expenses                               1,355,793       428,088       425,311
                                        -----------   -----------   -----------

          Income From Operations          1,039,011       310,994       324,196


Interest Expense                            637,882       189,922       171,900
                                        -----------   -----------   -----------

          Net Income                    $   401,129   $   121,072   $   152,296
                                        ===========   ===========   ===========


See accompanying notes to combined financial statements.

-------------------------------------------------------------------------------


                            WHITEMARK HOMES GROUP

                    COMBINED STATEMENTS OF OWNERS' EQUITY


                                                 Year Ended December 31,
                                               1999         1998         1997
                                            ---------    ---------    ---------


Balance at Beginning of Year               $ 288,127     $ 200,880    $ 135,657

     Issuance of common stock                    -              -           11

     Contributions of Capital                     -          2,000       66,382

     Net Income                              401,129       121,072      152,296

     Distributions                          (64,749)      (35,825)    (153,466)
                                          ---------     ---------    ----------
Balance at End of Year                     $ 624,507     $ 288,127    $ 200,880
                                           =========     =========    =========









See accompanying notes to combined financial statements.
                                      E4

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
                            WHITEMARK HOMES GROUP

                      COMBINED STATEMENTS OF CASH FLOWS



                                                  Year Ended December 31,
                                               1999          1998       1997
                                          -----------   ----------   ----------

Cash Flows from Operating Activities:
 Net income                               $   401,129   $  121,072   $  152,296
 Adjustments to reconcile net income to net
  cash flows from operating activities:
  Cash flows from changes in operating
  assets and liabilities:
      Land and home inventory                 486,647  (2,753,733)  (2,024,948)
      Accounts receivable                      31,381     (17,361)     (48,297)
      Prepaid expenses                        88,146     (121,336)    (107,581)
      Other assets                          (61,855)       50,860      (94,891)
      Accounts payable                       138,803       239,773      345,926
      Accrued expenses                     (183,581)      227,223      (41,403)
                                         -----------   -----------   ----------
   Net cash flows from operating
      activities                             900,670   (2,253,502)  (1,818,898)
                                         -----------   -----------  -----------
Cash Flows from Financing Activities:
  Proceeds from notes payable              9,152,801     7,393,615    8.732,442
  Loans from stockholders                         -        145,127            -
  Repayment of notes payable              (9,957,845)  (5,278,876)  (6,687,558)
  Repayment of loans from stockholders      (202,052)            -            -
  Capital contributions                           -          2,000       66,393
  Distributions                              (64,749)     (35,825)    (153,466)
                                          -----------   ----------   ----------
Net cash flows from financing activities  (1,071,845)    2,226,041    1,957,811
                                         -----------    ----------   ----------

Net Increase (Decrease) in Cash             (171,175)     (27,461)      138,913

Cash at Beginning of Year                    352,362       379,823      240,910
                                         -----------    ----------   ----------

Cash at End of Year                      $   181,187    $  352,362   $  379,823
                                         ===========    ==========   ==========

Supplemental Disclosure of Cash Flows Information:

  Interest paid                           $   560,156   $  351,954   $  314,793

Non-Cash Investing and Financing Activity:
  Interest on notes payable accrued and
    capitalized in inventory              $   216,574   $  258,803   $  129,434
Reduction of note payable for participation
 mortgage lender's share of project costs     547,381            -            -

See accompanying notes to combined financial statements.
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                            WHITEMARK HOMES GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                 Years Ended December 31, 1999, 1998 and 1997


Note 1 - Description of Business and Summary of Significant Accounting
         Policies:

    Industry:

        The Whitemark Homes Group (the Group) is engaged in residential development and home construction in the Central Florida area.

    Principles of Combination:

        The Group consists of the following entities: Whitemark Homes, Inc., Whitemark, Inc., Riverwalk General Partnership, Whitemark at Woodbury, Inc., Whitemark at Oak Park, Inc., Home Funding, Inc., Fox Glen Limited Partnership, and Sheeler Hills Limited Partnership. The entities have been combined due to the similar nature of their businesses and common majority ownership. All significant intercompany accounts and transactions have been eliminated.

    Land and Home Inventory:

        Land and home inventory is stated at the lower of cost or market value, with cost determined using the specific identification method. Costs include land purchases, other direct project development costs, direct home construction costs, and indirect development and construction costs. Indirect costs are allocated to each residential property based on relative sales value of the home and lot. Direct costs include construction period interest.

    Revenue Recognition:

        Revenue is recognized when the closing occurs for the sale of each home and lot.

    Income Tax Status:

        Each of the entities in the Group is an S corporation or a partnership under the provisions under the Internal Revenue Code. Under these provisions, the income of the Group is taxable to the individual stockholders and partners rather than the Group.

    Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Note 2 - Land and Home Inventory:

    Land and home inventory consists of the following:

                                                          December 31,
                                                      1999          1998
                                                    ----------   ----------
     Project development costs                      $2,381,885   $3,220,970

     Home construction costs                         5,314,475    5,067,824

     Land held for development                              -       225,020
                                                    ----------   ----------

                                                    $7,696,360   $8,513,814
                                                    ==========   ==========


Note 3 - Notes Payable:

    Notes payable consist of the following:
                                                          December 31,
                                                      1999          1998
                                                    ----------   ----------
     Construction lines of credit with banks -
        interest of 9.5% to 10.0% due monthly,
        principal due as homes are sold,
        secured by real estate                      $4,271,106   $5,046,399

     Obligations to participation mortgage
        lender - payments, including principal
        and interest at LIBOR rate plus 4%,
        due based on cash flows of Fox Glen
        and Sheeler Hills projects, secured by
        real estate and partnership interests        2,208,500    2,273,551

     Other loans                                       242,878      538,385
                                                    ----------   ----------

                                                    $6,722,484   $7,858,335
                                                    ==========   ==========

    The obligations to participation mortgage lender consist of $2,127,609 of mortgage principal and accrued interest and $80,891 of additional participation liability at December 31, 1999.

    Interest costs incurred totaled $967,949 in 1999, $665,483 in 1998, and $455,391 in 1997, including capitalized interest of $330,067 in 1999, $475,561 in 1998, and $283,491 in 1997.



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Note 4 - Owners' Equity:

    Owners' equity consists of the following:

                                                          December 31,
                                                      1999          1998
                                                    ----------   ----------
     Common stock:
        Whitemark Homes, Inc.                       $        1   $        1
        Whitemark, Inc.                                    133          133
        Whitemark at Woodbury, Inc.                         10           10
        Whitemark at Oak Park, Inc.                          1            1
        Home Funding, Inc.                                   1            1
                                                    ----------   ----------
          Total common stock                               146          146
                                                    ----------   ----------

     Paid-in capital:
        Home Funding, Inc.                              66,382       66,382
        River Walk General Partnership                  30,968       30,968
        Fox Glen Ltd. Partnership                        1,000        1,000
        Sheeler Hills Ltd. Partnership                   1,000        1,000
               Total paid-in capital                    99,350       99,350
                                                    ----------   ----------
     Retained earnings                                 525,011      188,631
                                                    ----------   ----------

              Total                                 $  624,507   $  288,127
                                                    ==========   ==========

    Common stock par values and shares authorized, issued, and outstanding consist of the following:

                                                                Shares
                                                   Shares     Issued and
                                    Par Value   Authorized   Outstanding
                                    ---------   ----------   -----------
     Whitemark Homes, Inc.          $    0.01       10,000           100
     Whitemark, Inc.                     1.00        7,500           133
     Whitemark at Woodbury, Inc.         0.01       10,000         1,000
     Whitemark at Oak Park, Inc.         0.01       10,000           100
     Home Funding, Inc.                  0.01       10,000           100


Note 5 - Subsequent Event:

    The owners of Whitemark Homes Group have entered into a letter of intent to merge with Golden Triangle Industries, Inc., a NASDAQ exchange Company which deals primarily in oil services in the southwestern United States.
The stock for stock transaction is expected to be effective in the second quarter of 2000.

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